                                                                    Exhibit 4.45

                               FIRST AMENDMENT TO
           POST-PETITION CREDIT AGREEMENT AND POST-PETITION PLEDGE AND
                               SECURITY AGREEMENT
                            AND CONSENT OF GUARANTORS

                  This FIRST AMENDMENT TO POST-PETITION CREDIT AGREEMENT AND
POST-PETITION PLEDGE AND SECURITY AGREEMENT AND CONSENT OF GUARANTORS (this
"Amendment") is dated as of March 21, 2002 and entered into by and among KAISER
ALUMINUM CORPORATION, a Delaware corporation, as debtor and debtor-in-possession
(the "Parent Guarantor"), KAISER ALUMINUM & CHEMICAL CORPORATION, a Delaware
corporation, as debtor and debtor-in-possession (the "Borrower"), the banks and other financial institutions signatory hereto that are parties as Lenders to the
Credit Agreement referred to below (the "Lenders"), BANK OF AMERICA, N.A., as administrative agent and collateral agent (in such capacity, the "Agent") for the Lenders, GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital") as
Documentation Agent, THE CIT GROUP/BUSINESS CREDIT, INC. ("CIT"), as
Co-Syndication Agent, and FOOTHILL CAPITAL CORPORATION ("Foothill"), as
Co-Syndication Agent (GE Capital, CIT and Foothill, collectively, the
"Co-Agents").

                                    RECITALS

                  WHEREAS, the Parent Guarantor, the Borrower, the Lenders, and
the Agent have entered into that certain Post-Petition Credit Agreement dated as of February 12, 2002 (the "Credit Agreement"; capitalized terms used in this
Amendment without definition shall have the meanings given such terms in the
Credit Agreement); and

                  WHEREAS, the Agent has appointed the Co-Agents to serve in the capacities set forth above; and

                  WHEREAS, the parties hereto wish to amend the Credit
Agreement, on the terms and conditions set forth in this Amendment;

                  NOW THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the Parent Guarantor, the Borrower, the Lenders, and the Agent agree as follows:

                  1.  AMENDMENTS TO CREDIT AGREEMENT. Subject to the conditions and upon the terms set forth in this Amendment, the Credit Agreement is hereby amended as follows:

                      1.1 AMENDMENTS TO SECTION 1.1 (DEFINITIONS). (a) The
following definition is added to Section 1.1 of the Credit Agreement in proper alphabetical order:

                  "Stores Inventory" means all goods (purchased, manufactured, or transferred in) in the nature of supply items which are not directly used in the manufacturing (production) or shipping (distribution) process and which are classified by the Debtors as "stores" consistent with past practice and the
Debtors' Controller's Policy Manual.

                  (b) The definition of "Borrowing Base" is amended to add the following before the final semicolon of clause (c) of such definition:

                  "; provided further that, so long as the Company has by March
31, 2002 (i) approved the engagement by the Agent of an appraiser to perform such appraisals and (ii) provided to the Agent such information regarding
Hazardous Materials and other environmental matters as the Agent requires in order to initially establish an Environmental Compliance Reserve with respect to the OLV In-Place Value (as contemplated under the definition thereof) of
Eligible Fixed Assets, the PPE Subcomponent shall not be reduced to zero (as a result of the failure to deliver and approve such appraisals and environmental reports) until July 1, 2002".

                  (c) The definition of "Collateral" is amended to add the
following at the end of such definition: "The proceeds of any disposition of any equity interests in any Unsecured Guarantor, KAAC, QAL, KJBC, or the Mining JV,
except to the extent noncash proceeds constitute Excluded Assets, shall constitute Collateral, even though the equity interests themselves are not
Collateral."

                  (d) The definition of "Eligible Account" is amended to add
"and each Lender" in the first sentence thereof after the words "after consultation with the Company".

                  (e) The definition of "Eligible Inventory" is amended to
delete clause (d) and to replace it with the following: "(d) is not Stores
Inventory, Tolling Inventory, or Inventory delivered to the Company, KAII or
Kaiser Bellwood on consignment;"

                      1.2   AMENDMENT TO SECTION 2.1.2(A).  Section 2.1.2(a) of
the Credit Agreement is amended to delete the first sentence and to replace it with the following:

                  "From time to time on any Business Day occurring during the period commencing on the Initial Borrowing Date and continuing to (but not including) the Revolving Commitment Termination Date, (i) so long as no Default or Event of Default has occurred and is continuing, Agent will make a portion of the Revolving Credit Commitment available to the Company by making Loans to the
Company in an aggregate amount not to exceed $25,000,000 outstanding at any time and (ii) if a Default or Event of Default has occurred and is continuing, the
Agent may, subject to Section 7.4, make a portion of the Revolving Credit
Commitment available to the Company by making Loans to the Company in an aggregate amount not to exceed $15,000,000 outstanding at any time (Loans made under this Section 2.1.2(a)(i) and (ii) "Swingline Loans"), in each case notwithstanding the fact that such Swingline Loans may exceed the Agent's
Revolving Credit Commitment; provided, however, that the Agent shall not make any Swingline Loan in an amount that would exceed the Revolving Commitment
Availability. The Commitment of the Agent to make Swingline Loans from time to time under clause (i) above is herein referred to as its "Swingline
Commitment"."

                      1.3 AMENDMENT TO SECTION 2.1.3. Section 2.1.3 of the
Credit Agreement is amended to add after the phrase "Agent shall not be required to make" the parenthetical "(and may not make)".

                      1.4 AMENDMENT TO SECTION 2.5(A).  Section 2.5(a) of the
Credit Agreement is amended to add the following proviso at the end of such
Section:

                  "provided that the Agent and the Lenders shall seek payment of the Obligations from proceeds of any preferences, fraudulent conveyances, and other avoidance powers, claims and recoveries arising under Section 544, 545, 546, 547, 548, 549, 550 or 553 of the
         Bankruptcy Code only after all Collateral proceeds and other funds of the Obligors available for the payment of the Obligations have been exhausted;"

                      1.5 AMENDMENT TO SECTION 2.5(C). Section 2.5(c) of the
Credit Agreement is amended to delete the phrase "all property of the Debtors"
and to replace it with "all Property of the Debtors and their estates of every kind or type whatsoever, tangible, intangible, real, personal and mixed, whether now owned or hereafter acquired or arising, wherever located, and including without limitation, all property of the estates of each of the Debtors within the meaning of section 541 of the Bankruptcy Code and all proceeds, rents and products of the foregoing and all distributions thereon,".

                      1.6 AMENDMENT TO SECTION 3.3.  Section 3.3 of the Credit
Agreement is amended to add a new Section 3.3.4 as follows:

                      "SECTION 3.3.4. APPLICATION OF PAYMENTS. Except as
required by Section 3.3.1 or 3.3.2 (and notwithstanding any other provision in any other Loan Document governing the application of proceeds of Collateral, at any time during the continuance of an Event of Default), all amounts received by the Agent in respect of the Obligations, other than in respect of (i) principal of or interest then due on the Loans, (ii) reimbursements of Reimbursement
Obligations, or (iii) specific fees or expenses or other amounts then due to the
Agent and Lenders, shall be applied first, to pay any fees, indemnities or expense reimbursements then due to the Agent, costs and expenses of any realization on the Collateral and payments of advances made by the Agent in accordance with the Loan Documents; second, to pay any fees, indemnities or expense reimbursements then due to the Lenders from the Borrower; third, to pay interest then due in respect of Swingline Loans and Revolving Loans; fourth, to pay or prepay Swingline Loans; fifth, to pay or prepay principal of Revolving
Loans and unpaid Reimbursement Obligations; sixth, to the extent required by
Section 5.7, deposited in the L/C Collateral Account; and seventh, to the payment of all other Obligations, including Bank Product Obligations. Payments made to, or deposits in, the Concentration Account or other deposit accounts of
Borrower maintained with Bank of America shall not constitute payments received by the Agent for purposes of this Section 3.3.4. If an Event of Cash Dominion has occurred and is continuing, but only so long as no Event of Default has occurred and is continuing, this Section 3.3.4 shall not apply and Section 3.3.2 shall be applicable; provided, however, that this Section 3.3.4 shall apply at all times during the continuance of an Event of Default."

                      1.7 AMENDMENT TO SECTION 4.7(A). Section 4.7(a) of the
Credit Agreement is amended to delete the first clause in the fifth sentence and to replace it with "If the Agent fails to remit such funds to such Lender due to an inadvertent delay of no more than 3 Business Days,".

                      1.8 AMENDMENT TO SECTION 7.4. Section 7.4 of the Credit
Agreement is amended to delete the second sentence thereof and to replace it with the following:

                  "Notwithstanding the foregoing, the Lenders acknowledge and agree that during the continuance of a Default, unless and until the
         Agent receives written instructions from the Required Lenders during the continuance of a Default to cease making Swingline Loans and
         Revolving Loans and to cease instructing Issuer Banks to issue Letters of Credit, (a) if the Agent has determined, in the exercise of its reasonable business judgment, that it is in the best interests of the
         Lenders to continue to make Loans or issue Letters of Credit for the account of the Borrower, the Agent may waive the conditions of this
         Section 7.4 (other than 7.4.4) and continue to make Swingline Loans and instruct the applicable Issuer Bank to issue Letters of Credit notwithstanding the existence of a Default; provided, however, that the
         Agent may not make any Swingline Loan or cause to be issued any Letter of Credit in an amount that would exceed the Revolving Commitment
         Availability and that the Swingline Loans made and the Letters of
         Credit issued while such Default exists shall not exceed $15,000,000 at any time outstanding and (b) the Lenders shall be obligated to continue to make Revolving Loans and to reimburse the Agent for Swingline Loans made in accordance with clause (a) and shall be deemed to have purchased and received an undivided interest in Letters of Credit issued in accordance with clause (a)."

                      1.9 AMENDMENTS TO SECTION 9.1.3. Section 9.1.3 of the
Credit Agreement is amended to add the following at the end of such Section:

                      "; provided, however, that if the Borrower or any of
         its Subsidiaries fails to maintain its assets, as required by clause
         (a) (without giving effect to the three lines preceding this proviso), the condition of such assets may be taken into consideration in determining the OLV in Place Value of Eligible Fixed Assets for
         purposes of determining the PPE Subcomponent of the Borrowing Base or the establishment of Reserves with respect thereto (but only to the extent that such assets have been included in the PPE Subcomponent of the Borrowing Base), as the Agent determines in its commercially reasonable judgment."

                      1.10 AMENDMENT TO SECTION 9.2.2(B), SECTION 9.2.2(B) is
amended to delete clause (i) and to replace it with the following:

                  "(i) Indebtedness of a Debtor in an aggregate amount for all
         Debtors not to exceed $30,000,000, such Indebtedness to have terms and conditions satisfactory to the Required Lenders in their sole discretion and to be subordinated to the Obligations on terms satisfactory to the Required Lenders in their sole discretion;"

                      1.11 AMENDMENT TO SECTION 9.2.3, SECTION 9.2.3 is amended
to delete clause (r) and to replace it with the following:

                  "(r) Liens on Property of a Debtor (other than Excluded
         Assets) securing Indebtedness permitted under Section 9.2.2(b)(i), provided that any such Liens which encumber the Collateral shall be subordinated on terms satisfactory to the Required Lenders in their sole discretion to the Liens granted pursuant to the Loan Documents and shall be subject to intercreditor arrangements on terms satisfactory to the Required Lenders in their sole discretion;"

                      1.12 AMENDMENT TO SECTION 9.2.6. Section 9.2.6 of the
Credit Agreement is amended to add the following after the words "except that"
at the end of the introduction to clause (a):

                  "to the extent permitted under the Bankruptcy Code or by order of the Bankruptcy Court"

                      1.13 AMENDMENT TO SECTION 9.2.11. Section 9.2.11 of the
Credit Agreement is amended to add the following sentence at the end of such
Section:

                  "Further, notwithstanding the foregoing, or the provisions of
Sections 9.2.10 or 9.2.18, the Company will not, and will not permit AJI or KJC to, sell any of the assets of AJI or KJC, including any partnership interests in
ALPART, or liquidate, or dissolve AJI or KJC, or consolidate or merge AJI or KJC with any other entity, nor will it permit AJI or KJC or ALPART to sell any of the assets of ALPART, other than sales of Inventory in the ordinary course of business or liquidate or dissolve ALPART or merge or consolidate ALPART with any other entity."

                      1.14 AMENDMENT TO SECTION 10.1. Section 10.1 of the Credit
Agreement is amended to add the following as Section 10.1.11:

         "SECTION 10.1.11. ACTIONS AGAINST UNSECURED GUARANTORS. Any creditor of any Unsecured Guarantor takes any action to collect or otherwise enforce any
Indebtedness of any Unsecured Guarantor, or any rights, remedies or obligations under any documents creating or evidencing such Indebtedness, at law or in equity, including without limitation, making any demand for payment, bringing suit in any court or before any tribunal, seeking to attach property, perfect
Liens or otherwise assert any security interests, Liens or claims (by setoff or otherwise), filing any involuntary petition against any Unsecured Guarantor under the Bankruptcy Code or taking any equivalent action under any other law affecting the rights of creditors, seeking to attach any assets of any Unsecured
Guarantor, exercising any right of offset, or seeking any injunction under applicable laws."

                      1.15 ADDITION OF SECTION 11.11. A new Section 11.11 is
added to the Credit Agreement to read as follows:

                  "SECTION 11.11. THE CO-AGENTS. None of the Co-Agents shall have any right, power, obligation, liability, responsibility or duty under this
Agreement other than those applicable to all Lenders in their capacities as
Lenders hereunder. Without limiting the foregoing, none of the Co-Agents shall be deemed to have a fiduciary relationship with any Lender or the Agent. Each
Lender which becomes a party to this Agreement acknowledges that it has not relied, and will not rely, on any of the Co-Agents in deciding to enter into this Agreement or in taking or not taking action hereunder."

                      1.11 DELETION OF SECTION 12.1(B). Section 12.1(b) of the
Credit Agreement is deleted in its entirety.

                  2.  AMENDMENTS TO SECURITY AGREEMENT.  Subject to the
conditions and upon the terms set forth in this Amendment, the Security
Agreement is hereby amended as follows:

                      2.1 AMENDMENT TO SECTION 14(A)(III). Section 14(a)(iii) of
the Security Agreement is hereby amended to delete paragraph "Third" and to replace it with the following:

                  "Third, toward the satisfaction of the Secured Obligations
         (not including Bank Product Obligations) in respect of principal and
         Reimbursement Obligations, including the deposit of available funds in an amount equal to the then aggregate Letter of Credit Outstandings in the L/C Collateral Account in accordance with the Credit Agreement;"

                  3.  REPRESENTATIONS AND WARRANTIES OF PARENT GUARANTOR AND THE
BORROWER.  Each of the Parent Guarantor and the  Borrower represents and warrants to each Lender and the Agent that the following statements are true, correct and complete:

                      3.1 POWER AND AUTHORITY. Each of the Parent Guarantor,
Borrower and each other Obligor has all corporate or other organizational power and authority to enter into this Amendment and, as applicable, the Consent of
Guarantors attached hereto (the "Consent"), and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, the
Credit Agreement, as amended hereby.

                      3.2 DUE AUTHORIZATION, NON-CONTRAVENTION. The execution,
delivery and performance by the applicable Obligor of this Amendment and the
Consent and the performance of the obligations of each Obligor under or in respect of the Credit Agreement as amended hereby have been duly authorized by all necessary corporate or other organizational action, and do not (a)
contravene such Obligor's Organic Documents, (b) contravene any contractual restriction entered into after the Petition Date where such a contravention has a reasonable possibility of having a Materially Adverse Effect, or contravene any law or governmental regulation or court order binding on or affecting such
Obligor, or (c) result in, or require the creation or imposition of, any Lien on any of such Obligor's properties.

                      3.3 EXECUTION, DELIVERY AND ENFORCEABILITY. This Amendment
and the Consent have been duly executed and delivered by each Obligor which is a party thereto and constitute the legal, valid and binding obligations of such
Obligor, enforceable in accordance with their terms.

                      3.4 NO DEFAULT OR EVENT OF DEFAULT. No event has occurred
and is continuing or will result from the execution and delivery of this
Amendment or the Consent that would constitute a Default or an Event of Default.

                      3.5 REPRESENTATIONS AND WARRANTIES. Each of the
representations and warranties contained in the Loan Documents is and will be true and correct in all material respects on and as of the date hereof and as of the effective date of this Amendment, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date.

                  4. CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT. This
Amendment shall be effective only if and when signed by, and when counterparts hereof shall have been delivered to the Agent (by hand delivery, mail or telecopy) by, the Parent Guarantor, the Borrower and the Required Lenders, and
counterparts of the Consent have been delivered to the Agent by the Parent
Guarantor and each Subsidiary Guarantor and this Amendment has been approved by the Bankruptcy Court in the Chapter 11 Cases, if such approval is required.

                  5. EFFECT OF AMENDMENT; RATIFICATION. This Amendment is a Loan
Document. From and after the date on which this Amendment becomes effective, all references in the Loan Documents to the Credit Agreement or the Security
Agreement shall mean the Credit Agreement or the Security Agreement, as applicable, each as amended hereby. Except as expressly amended hereby, the
Credit Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed. Each of the Parent Guarantor and the
Borrower confirms that as amended hereby, each of the Loan Documents is in full force and effect.

                  6. APPLICABLE LAW. THE VALIDITY, INTERPRETATIONS AND
ENFORCEMENT OF THIS AMENDMENT AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION
WITH THIS AMENDMENT, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE,
SHALL BE GOVERNED BY THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK;
PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER
FEDERAL LAW.

                  7. COMPLETE AGREEMENT. This Amendment sets forth the complete agreement of the parties in respect of any amendment to any of the provisions of any Loan Document. The execution, delivery and effectiveness of this Amendment do not constitute a waiver of any Default or Event of Default, amend or modify any provision of any Loan Document except as expressly set forth herein or constitute a course of dealing or any other basis for altering the Obligations of any Obligor.

                  8. CAPTIONS; COUNTERPARTS. The catchlines and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy), all of which taken together shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, each of the undersigned has duly executed this First Amendment to Post-Petition Credit Agreement and Post-Petition Pledge
and Security Agreement and Consent of Guarantors as of the date set forth above.

"PARENT GUARANTOR"                 KAISER ALUMINUM CORPORATION

                                   By:  /S/ David A. Cheadle
                                   Name:  David A. Cheadle
                                   Title:   Assistant Treasurer

"BORROWER"                         KAISER ALUMINUM & CHEMICAL
                                   CORPORATION

                                   By:  /S/ David A. Cheadle
                                   Name:  David A. Cheadle
                                   Title:  Assistant Treasurer

                                   BANK OF AMERICA, N.A.,
                                   as the Agent and a Lender

                                   By:  /S/ Richard Burke
                                   Name:  Richard Burke
                                   Title:  Sr. V.P.

                                   GENERAL ELECTRIC CAPITAL
                                   CORPORATION, as a Lender

                                   By:  /S/  Thomas G. Sullivan
                                   Name:  Thomas G. Sullivan
                                   Title:  Duly Authorized Signatory

                                   FOOTHILL CAPITAL CORPORATION,
                                   as a Lender

                                   By:  /S/ Sanat Amladi
                                   Name:  Sanat Amladi
                                   Title:  AVP

                                   THE CIT GROUP/BUSINESS CREDIT, INC.,
                                   as a Lender

                                   By:  /S/ Grant Weiss
                                   Name:  Grant Weiss
                                   Title:   Vice President

                              CONSENT OF GUARANTORS

Each of the undersigned is a Guarantor of the Obligations of the Borrower under the Credit Agreement and each other Loan Document and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned
Guarantors are not impaired or affected and the Parent Guaranty and the
Subsidiary Guaranty continue in full force and effect, and (c) ratifies the
Parent Guaranty or the Subsidiary Guaranty, as applicable, and each of the Loan
Documents to which it is a party and further ratifies the Security Interests granted by it to the Agent for its benefit and the benefit of the Secured
Parties.

         IN WITNESS WHEREOF, each of the undersigned has executed and delivered this CONSENT OF GUARANTORS as of the date first set forth above.

                                   AKRON HOLDING CORPORATION

                                   By  /S/ David A. Cheadle
                                   Title:  Assistant Treasurer

                                   ALPART JAMAICA INC.

                                   By  /S/ David A. Cheadle
                                   Title:  Assistant Treasurer

                                   KAISER ALUMINA AUSTRALIA CORPORATION

                                   By  /S/ David A. Cheadle
                                   Title:  Assistant Treasurer

                                   KAISER BELLWOOD CORPORATION

                                   By  /S/ David A. Cheadle
                                   Title:  Assistant Treasurer

                                   KAISER ALUMINUM & CHEMICAL
                                   INVESTMENT, INC.

                                   By  /S/ David A. Cheadle
                                   Title:  Assistant Treasurer

                                   KAISER ALUMINIUM INTERNATIONAL, INC.

                                   By  /S/ David A. Cheadle
                                   Title:  Assistant Treasurer

                                   KAISER ALUMINUM PROPERTIES, INC.

                                   By  /S/ David A. Cheadle
                                   Title:  Assistant Treasurer

                                   KAISER ALUMINUM TECHNICAL
                                   SERVICES, INC.

                                   By  /S/ David A. Cheadle
                                   Title:  Assistant Treasurer

                                   KAISER FINANCE CORPORATION

                                   By  /S/ David A. Cheadle
                                   Title:  Assistant Treasurer

                                   KAISER JAMAICA CORPORATION

                                   By  /S/ David A. Cheadle
                                   Title:  Assistant Treasurer

                                   KAISER MICROMILL HOLDINGS, LLC

                                   By  /S/ David A. Cheadle
                                   Title:  Assistant Treasurer

                                   KAISER SIERRA MICROMILLS, LLC

                                   By  /S/ David A. Cheadle
                                   Title:  Assistant Treasurer

                                   KAISER TEXAS SIERRA MICROMILLS, LLC

                                   By  /S/ David A. Cheadle
                                   Title:  Assistant Treasurer

                                   KAISER TEXAS MICROMILL HOLDINGS, LLC

                                   By  /S/ David A. Cheadle
                                   Title:  Assistant Treasurer

                                   OXNARD FORGE DIE COMPANY, INC.

                                   By  /S/ David A. Cheadle
                                   Title:  Assistant Treasurer

                                   KAISER ALUMINUM CORPORATION

                                   By  /S/ David A. Cheadle
                                   Title:  Assistant Treasurer